SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c)

Lionbridge Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders, which will be held on May 1, 2009, at 9:00 A.M., at our corporate headquarters located at 1050 Winter Street, Waltham, Massachusetts. The notice of meeting and proxy statement that follow describe the business to be conducted at that meeting.

Jeff Goodman is retiring from the Board as of the date of our Annual Meeting and we thank him for his significant contributions, wisdom and insight as a director of Lionbridge. We are delighted to welcome Steve Fisher, the Chief Financial Officer of Novelis, to our Board.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to vote in one of the following three ways: (1) by requesting a paper copy of the proxy card, signing and dating the proxy card and returning it where indicated, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card.

For the Board of Directors,

Rory J. Cowan

Chairman, Chief Executive Officer and President

LIONBRIDGE TECHNOLOGIES, INC.

1050 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

(781) 434-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2009

To the Stockholders of Lionbridge Technologies, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), will be held at 9:00 A.M, eastern standard time, on Friday, May 1, 2009, at the Company’s corporate headquarters at 1050 Winter Street, Waltham, Massachusetts 02451, to consider and act upon the following proposals:

1. To elect two members to the Board of Directors to serve for a three-year term as Class I Directors;

2. To approve an amendment to the Lionbridge 2005 Stock Incentive Plan to increase the aggregate number of shares of Common Stock that may be issued pursuant to the Plan to 8,500,000 shares from 4,000,000 shares, an increase of 4,500,000 shares and to remove the limitation on the number of shares that may be issued in the form of restricted stock or restricted stock units under the Plan; and

3. To ratify the appointment of PricewaterhouseCoopers LLP as Lionbridge’s independent auditors for the fiscal year ending December 31, 2009.

The Board of Directors has fixed the close of business on March 9, 2009, as the record date for the determination of the Lionbridge stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. This year, SEC rules allow us to furnish proxy materials to our shareholders on the internet. Accordingly, you can access proxy materials and vote at www.proxyvote.com. You may also vote via internet or telephone by following the instructions on that website. In order to vote on the internet or by telephone you must have a shareholder identification number which is being mailed to you on a Notice Regarding the Availability of Proxy Materials. If you have requested a proxy card by mail, you may vote by signing, voting and returning that proxy card to the address indicated.

You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, located at 1050 Winter Street, Waltham, Massachusetts, for a period of ten (10) days prior to the Annual Meeting. Executed proxies with no instructions indicated thereon will be voted FOR approval of the matters set forth in this Notice of Annual Meeting of Stockholders.

By Order of the Board of Directors,

Margaret A. Shukur,

Secretary

Waltham, Massachusetts

March 18, 2009

YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED IN THE MAIL. YOU MAY ALSO REQUEST A PAPER PROXY CARD AT ANY TIME PRIOR TO APRIL 17, 2009 TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING EXCEPT AS OTHERWISE DISCUSSED IN THE PROXY STATEMENT.

PROXY STATEMENT

March 18, 2009

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), for use at the Company’s Annual Meeting of Stockholders to be held on Friday, May 1, 2009 (the “Annual Meeting”) at 9:00 A.M., local time, at the Company’s corporate headquarters at 1050 Winter Street, Waltham, Massachusetts 02451, or at any postponements or adjournments thereof. The purpose of the Annual Meeting is to elect two members to the Board of Directors of the Company to serve for a three-year term as Class I Directors (the “Class I Directors”), to increase the number of shares of Common Stock available for grant under the Plan to 8,500,000 shares from 4,000,000 shares and to remove the limitations on the number of such shares that may be issued under the Plan in the form of restricted stock or restricted stock units, and ratify the appointment of PricewaterhouseCoopers LLP as Lionbridge’s independent auditors for the fiscal year ending December 31, 2009.

This Proxy Statement and form of proxy will be mailed to stockholders on or about March 20, 2009.

Only stockholders of record at the close of business on March 9, 2009 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, an aggregate of 57,371,396 shares of common stock, $.01 par value per share (the “Common Stock”), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy may be revoked by the person giving it at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451, Attention: Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

In the election of the Class I Directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as Directors. To approve the amendment to the Plan, the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required. On all other matters being submitted to stockholders, the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock, in person or represented by proxy, and voting on each such matter is required. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. All shares represented by proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the shares represented by proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to our Investor Relations department as detailed in our “Stockholder Communications with the Board and the Company” discussion below.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of Lionbridge’s Common Stock as of March 2, 2009 for (i) each director of Lionbridge, (ii) the Chief Executive Officer of Lionbridge, the Chief Financial Officer of Lionbridge, and each of Lionbridge’s other Executive Officers and (iii) all of the directors and Executive Officers of Lionbridge as a group.

Except as noted below, the address of each person listed on the table is c/o Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
Rory J. Cowan(4)	4,445,217	7.75%
Edward A. Blechschmidt(5) 202 S. Radnor-Chester Road Villanova, PA 19085	65,000	*
Guy L. de Chazal(6) 68 Wheatley Rd Brookville, NY 11545	218,540	*
Steven R. Fisher c/o Novelis, Inc. 3399 Peachtree Road Atlanta, GA 30326	0	*
Jeffrey H. Goodman(7) 7128 Marine Drive East Sanctuary Cove, Queensland Australia	44,125	*
Paul Kavanagh(8) 19 Eagle Drive Fancourt Residential Estate George 6530, South Africa	265,292	*
Claude P. Sheer(9) 5 Pillsbury Drive Scarborough, ME 04074	79,834	*
Henri Broekmate(10)	277,866	*
Satish Maripuri(11)	609,389
Donald M. Muir(12)	157,125	*
Paula Shannon(13)	573,906	*
All Executive Officers and directors as a group (11 persons)(14)	6,736,294	11.74%

*	Less than 1% of the outstanding shares of Common Stock.

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 57,376,521 shares of Common Stock outstanding as of March 2, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 2, 2009 are deemed outstanding for computing the percentage ownership of the person holding these options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)	Includes 1,264,802 shares deemed to be beneficially owned by Mr. Cowan pursuant to options exercisable within 60 days of March 2, 2009. Also includes (i) 12,000 shares of Common Stock subject to restrictions on disposition that lapse on February 15, 2010; (ii) 32,500 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 15, 2010 and 2011; (iii) 150,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 25, 2010, 2011 and 2012; (iv) 87,750 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 5, 2010, 2011, 2012 and 2013; and (v) 200,000 shares of Common Stock are subject to restrictions on disposition that lapse ratably upon achievement of certain performance criteria.

(5)	Includes 55,000 shares deemed to be beneficially owned by Mr. Blechschmidt pursuant to options exercisable within 60 days of March 2, 2009.

(6)	Includes 55,000 shares deemed to be beneficially owned by Mr. de Chazal pursuant to options exercisable within 60 days of March 2, 2009.

(7)	Represents 40,000 shares deemed to be beneficially owned by Mr. Goodman pursuant to options exercisable within 60 days of March 2, 2009.

(8)	Includes 31,500 shares deemed to be beneficially owned by Mr. Kavanagh pursuant to options exercisable within 60 days of March 2, 2009.

(9)	Represents 69,834 shares deemed to be beneficially owned by Mr. Sheer pursuant to options exercisable within 60 days of March 2, 2009.

(10)	Includes 133,609 shares deemed to be beneficially owned by Mr. Broekmate pursuant to options exercisable within 60 days of March 2, 2009. Also includes (i) 2,500 shares of Common Stock subject to restrictions on disposition that lapse on February 15, 2010; (ii) 11,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 15, 2010 and 2011; (iii) 45,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 25, 2010, 2011 and 2012; (iv) 20,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on October 28, 2009, 2010, 2011 and 2012; and (v) 27,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 5, 2010, 2011, 2012 and 2013.

(11)	Includes 372,500 shares deemed to be beneficially owned by Mr. Maripuri pursuant to options exercisable within 60 days of March 2, 2009. Also includes (i) 5,000 shares of Common Stock subject to restrictions on disposition that lapse on February 15, 2010; (ii) 15,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 15, 2010 and 2011; (iii) 60,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 25, 2010, 2011 and 2012; (iv) 20,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on October 28, 2009, 2010, 2011 and 2012; and (v) 37,125 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 5, 2010, 2011, 2012 and 2013.

(12)	Includes 60,000 shares deemed to be beneficially owned by Mr. Muir pursuant to options exercisable within 60 days of March 2, 2009. Also includes (i) 45,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 17, 2009, 2010 and 2011; and (ii) 37,125 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 5, 2010, 2011, 2012 and 2013.

(13)	Includes 363,000 shares deemed to be beneficially owned by Ms. Shannon pursuant to options exercisable within 60 days of March 2, 2009. Also includes (i) 3,750 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 15, 2010; (ii) 11,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 15, 2010 and 2011; (iii) 45,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 25, 2010, 2011 and 2012; (iv) 10,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on October 28, 2009, 2010, 2011 and 2012; and (v) 27,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 5, 2010, 2011, 2012 and 2013.

(14)	Includes 4,075,049 shares of Common Stock which the directors and Executive Officers as a group have the right to acquire pursuant to options exercisable within 60 days of March 2, 2009. Also includes 708,675 shares of Common Stock subject to restrictions on disposition that lapse over time.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of Lionbridge’s Common Stock as of March 2, 2009 as to the persons and any groups, who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Lionbridge Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
Cadian Capital Management L.L.C.(4) 461 Fifth Avenue New York, NY 10017	4,229,956	7.37%
Franklin Resources Inc.(5) Charles B. Johnson Rupert H. Johnson, Jr. Franklin Templeton Portfolio Advisors, Inc. One Franklin Parkway San Mateo CA 94403-1906	3,497,960	6.10%
Glenhill Advisors L.L.C., Glenn J. Krevin and Glenhill Capital Management, L.L.C.(6) 598 Madison Avenue, 12th Floor New York, NY 10022	5,527,243	9.63%
Rutabaga Capital Management L.L.C.(7) 64 Broad Street, 3rd Floor Boston, MA 02109	7,491,064	13.06%
Tocqueville Asset Management L.P.(8) 40 West 57th Street, 19th Floor New York, NY 10019	5,268,260	9.18%
Wells Fargo & Company(9) 420 Montgomery Street San Francisco, CA 94104	3,416,703	5.95%

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 57,376,521 shares of Common Stock outstanding as of March 2, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock.

(4)	Information obtained from Schedule 13G filed by Cadian Capital Management LLC with the Securities and Exchange Commission on or about February 17, 2009.

(5)	Information obtained from Schedule 13G filed by Franklin Resources, Inc. with the Securities and Exchange Commission on or about January 30, 2009.

(6)	Information obtained from Schedule 13G filed by Glenhill Advisors L.L.C. with the Securities and Exchange Commission on or about February 17, 2009.

(7)	Information obtained from Schedule 13G filed by Rutabaga Capital Management L.L.C. with the Securities and Exchange Commission on or about February 5, 2009.

(8)	Information obtained from Schedule 13G filed by Tocqueville Asset Management, L.P. with the Securities and Exchange Commission on or about February 9, 2009.

(9)	Information obtained from Schedule 13G filed by Wells Fargo & Company with the Securities and Exchange Commission on or about January 28, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and holders of more than 10% of the Company’s Common Stock (collectively, the “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on a review of the forms and written representations received by the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that during the period January 1, 2008 through December 31, 2008, the Reporting Persons complied with all applicable Section 16(a) filing requirements.

ELECTION OF DIRECTORS

The Board of Directors of the Company is currently fixed at seven members and divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Effective on the date of the Annual Meeting, the Board of Directors and Mr. Goodman’s retirement on that date, the Board of Directors will be fixed at six members. The directors in Class II will be nominees for election to three-year terms at the 2010 Annual Meeting of Stockholders and the directors in Class III will be nominees for election to three-year terms at the 201I Annual Meeting of Stockholders.

The present term of office for the directors in Class I (“Class I Directors”) expires at the Annual Meeting. Claude Sheer was elected by the Board of Directors as a Class I Director in 1999, Jeff Goodman was elected as a Class I Director in 2005 and Steve Fisher was elected by the Board of Directors as a Class I Director in March 2009. Messrs. Sheer and Fisher are nominees for re-election to a three-year term as a Class I Director. If re-elected, each Class I Director nominee will be elected for a three-year term and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees is unable or unwilling to serve) FOR the election of the nominees for Class I Director. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of directors at a lesser number.

Set forth below, under “Management—Directors and Executive Officers,” is information with respect to each nominee for the Class I Director to be elected at the Annual Meeting and for each Class II Director and Class III Director whose term of office continues after the Annual Meeting. The Board of Directors unanimously recommends a vote FOR the Class I Director nominees.

MANAGEMENT

Directors and Executive Officers

The following table presents information about each of Lionbridge’s Executive Officers and directors as of March 2, 2009.

Name	Age	Position
Rory J. Cowan	56	Chairman of the Board, Chief Executive Officer, President and Class III Director
Henri Broekmate	48	Senior Vice President and General Manager
Satish Maripuri	43	Chief Operating Officer and Senior Vice President
Donald M. Muir	52	Chief Financial Officer and Senior Vice President
Paula Barbary Shannon	48	Chief Sales Officer, Senior Vice President and General Manager
Edward A. Blechschmidt	56	Class II Director
Guy L. de Chazal	61	Class II Director
Steven R. Fisher	41	Class I Director*
Jeffrey H. Goodman	61	Class I Director (stepping down at the Annual Meeting)
Paul Kavanagh	67	Class III Director
Claude P. Sheer	58	Class I Director*

*	Indicates a nominee

Rory J. Cowan founded Lionbridge in September 1996. Mr. Cowan served as Chairman and Chief Executive Officer of Stream International, Inc., a software and services provider, from May 1995 to June 1996. Mr. Cowan was also the Chief Executive Officer of Interleaf, Inc. from October 1996 to January 1997. He was an Executive Vice President of R.R. Donnelley & Sons, a provider of commercial print and print-related services, from January 1991 to June 1996. Mr. Cowan is a director of Sielux, Inc. and Lojack Corporation.

Henri Broekmate joined Lionbridge in April 2001. Mr. Broekmate served as Executive Vice President, eBusiness, of TRADOS Corporation from July 2000 to April 2001 and as Chief Operating Officer of TRADOS Corporation from June 1998 to July 2000. Mr. Broekmate was elected as an Executive Officer of Lionbridge on January 29, 2004.

Satish Maripuri joined Lionbridge in March 2004. Mr. Maripuri served as Senior Vice President of Sales and Business Development of Imprivata, Inc., an identity and access management security appliance vendor, from May 2002 through February 2004; as an Executive in Residence at General Catalyst Partners, a private equity group, from January 2002 through May 2002; and in various senior positions, at eXcelon Corporation (formerly, Object Design, Inc.), an enterprise software provider, from April 1993 to December 2001. Mr. Maripuri served as President and Chief Operating Officer of eXcelon Corporation (formerly, Object Design, Inc.) from August 2000 to December 2001.

Donald M. Muir joined Lionbridge in September 2007. Mr. Muir served as Vice President and Chief Financial Officer of Evergreen Solar Inc. from February 2006 to January 2007, and as Chief Financial Officer of American Power Conversion Corporation, a provider of global, end-to-end solutions for real-time infrastructure, from 1995 to 2005 and as APCC’s Senior Vice President, Finance & Administration from 2001 to 2005. Mr. Muir also served as APCC’s Treasurer from 2001 to February 2004, and as Vice President, Finance and Administration from 1998 to 2001.

Paula Barbary Shannon joined Lionbridge in November 1999. Ms. Shannon served as Vice President, Sales and Chief Marketing Officer of Alpnet, Inc. from March 1996 to October 1999, and was with Berlitz International, Inc. from 1986 to 1996.

Edward A. Blechschmidt was elected a director of Lionbridge on February 4, 2003. Mr. Blechschmidt, who is currently retired, served as Chief Executive Officer of Novelis, Inc., a producer of rolled aluminum products, from January through May 2007. He previously served as Chairman, Chief Executive Officer and President of Gentiva Health Services, a provider of specialty pharmaceutical and home health services, from March 2000 until July 2002. He served as President and Chief Operating Officer of the Olsten Corporation from October 1998 through March 2000, and was its Chief Executive Officer from February 1999 through March 2000. From 1996 to 1998, Mr. Blechschmidt served as President and Chief Executive Officer of Siemens Nixdorf Americas and Siemens’ Pyramid Technology, as well as Executive Vice President and as a director of its parent company, Siemens Nixdorf Informationssysteme AG. Prior to joining Siemens, Mr. Blechschmidt served for more than 20 years with Unisys Corporation, a leading global provider of information technology and consulting services, including in the position of Chief Financial Officer. Mr. Blechschmidt is a director of Diamond Foods, Inc., HealthSouth Corporation and Columbia Laboratories, Inc.

Guy L. de Chazal has been a director of Lionbridge since February 1998 and has been the Company’s Lead Director since 2008. Mr. de Chazal, who is currently retired, was with Morgan Stanley from 1986 until 2007, most recently as a Managing Director of Morgan Stanley & Co. Incorporated and individual managing member of various Morgan Stanley Venture Partners Funds.

Steven R. Fisher has been a director of Lionbridge since March 2, 2009. Since May 2007, he has served as the chief financial officer of Novelis Inc., a supplier of rolled aluminum products. Mr. Fisher served as Novelis’s vice president of strategic planning and corporate development since 2006. Prior to joining Novelis, Mr. Fisher spent 13 years consulting with, or as part of the management team of, various energy companies. Most recently, he served as vice president and controller for TXU Energy, the non-regulated subsidiary of TXU Corp.

Jeffrey H. Goodman was elected as a director of Lionbridge on January 27, 2005. Mr. Goodman, who is currently retired, served as Executive Vice President, International at Boston Scientific, a world-wide manufacturer, developer and marketer of medical devices from December 2006 through March 2008, as Senior Vice President and President, International at Boston Scientific, from December 2004 to December 2006, and previously was President, Inter-continental for Boston Scientific. He joined Boston Scientific in 1999 and previously held management positions of increasing responsibility at Baxter Healthcare, a medical products and services company, during his 25-year tenure. Mr. Goodman is a director of Ventracor Pty Ltd and Cathrx Pty Ltd.

Paul Kavanagh has been a director of Lionbridge since December 1996. Mr. Kavanagh, who is currently retired, has served as an industry consultant since January 1998. Mr. Kavanagh served as President Europe, Middle East and Africa of Stream International, Inc. from August 1995 to January 1998. From April 1992 to August 1995, Mr. Kavanagh was Managing Director Europe, Middle East and Africa of R.R. Donnelley & Sons. Mr. Kavanagh is retired President of Modus Media Europe.

Claude P. Sheer has been a director of Lionbridge since March 1999. Mr. Sheer is Chief Executive Officer of Fetch Enterprises and FetchDog.com, an online community and marketplace, and has served as an industry analyst and consultant since April 1999. He is also a Managing Partner of Oyster International L.L.C. and a partner of Barn Ventures L.L.C. Mr. Sheer served as Senior Advisor to and Chief Internet Strategist of Ziff Davis from November 1998 through April 1999. From 1980 to November 1998, Mr. Sheer served in a number of executive roles for Ziff Davis, including President, ZD Publishing; President, US Publications; and President, Business Media Group.

Lionbridge’s Executive Officers are elected by and serve at the discretion of the Board of Directors until their successors have been duly elected and qualified. There are no family relationships among any of its Executive Officers and directors.

Corporate Governance and Ethics Principles

Lionbridge is committed to having sound corporate governance principles and has adopted Corporate Governance Guidelines and a Code of Ethics (referred to as the Code of Business Conduct and Ethics) that applies to all directors, officers and employees. Both the Corporate Governance Guidelines and the Code of Ethics are available on Lionbridge’s Web site at http://www.lionbridge.com/company/corporate-governance/guidelines.liox. The Company intends to disclose amendments to or waivers, if any, from any provision of the Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its Web site.

Board Independence; Meetings of the Board; Committees of the Board

The Board of Directors has an Audit Committee and a Nominating and Compensation Committee, both of which are comprised solely of independent directors. The Board has determined that each of the directors, with the exception of Mr. Cowan, who serves as Chief Executive Officer of the Company, is independent within the meaning of Lionbridge’s director independence standards (the “Lionbridge Independent Director Standards”) and the director independence standards of The NASDAQ Stock Market, Inc. (the “NASDAQ Standards”).

In April 2008, the Board formally designated a Lead Independent Director and elected Guy de Chazal to serve in that capacity. The Lead Independent Director is responsible for coordinating the activities of the independent directors, setting the agenda for and chairing executive sessions, coordinating the selection of advisors and consultants, facilitating the search for new directors, leading director self-evaluation and education initiatives, and acting as a liaison between the Chairman and the other independent directors.

The Audit Committee selects the independent auditors to be employed by the Company, reviews generally the audit plans and the results thereof, and reviews generally the Company’s internal controls with the auditors. All of the members of the Audit Committee—Messrs. Blechschmidt, de Chazal, and Goodman—are independent within the meaning of the Lionbridge Independent Director Standards, the NASD Standards, and the SEC’s director independence standards for audit committee members (the “SEC Standards”). Each member of the Audit Committee is financially sophisticated, as required by the NASD Standards. The Board has determined in accordance with the rules of the Securities and Exchange Commission that Mr. Blechschmidt, who serves as Chairman of the Audit Committee, is an audit committee financial expert. The Audit Committee Charter is available free of charge through Lionbridge’s Web site at http://www.lionbridge.com/company/corporate-governance/default.liox.

The Nominating and Compensation Committee has responsibility for the review and administration of the Company’s compensation and equity plans, including Lionbridge’s 2005 Stock Incentive Plan, for approving salaries and other incentive compensation for Lionbridge’s officers and executives, and for preparing the annual report on executive compensation required to be included in the Company’s proxy statement. In addition, the Nominating and Compensation Committee has responsibility for recommending nominees for election as directors of the Company and for review of related Board development issues including succession planning and evaluation. Messrs. de Chazal, Kavanagh and Sheer are the members of the Nominating and Compensation Committee, and each is independent within the meaning of Lionbridge’s Independent Director Standards, and the NASD Standards. Mr. Sheer serves as Chairman of the Nominating and Compensation Committee. The Committee seeks input from other Board Members and senior management to identify and evaluate nominees for directors. The Nominating and Compensation Committee Charter is available free of charge through Lionbridge’s Web site at http://www.lionbridge.com/company/corporate-governance/default.liox.

Lionbridge’s independent directors meet in executive session at each Board meeting.

During 2008, the Board of Directors met 11 times (including in person and via teleconference meetings), the Audit Committee met 8 times (including meetings to review the Annual Report on Form 10-K for the year ended December 31, 2008) and the Nominating and Compensation Committee met 7 times. All directors attended more than 75% of the total number of meetings of the Board and the committees on which they serve.

The Company does not formally require directors to attend the Company’s Annual Meeting of Stockholders but all directors are encouraged to do so. Mr. Cowan, the Chief Executive Officer of the Company and a director, attended the 2008 Annual Meeting of Stockholders.

Compensation Committee Interlocks And Insider Participation

Messrs. De Chazal, Kavanagh and Sheer comprised the Nominating and Compensation Committee for fiscal year 2008 and Mr. Sheer served as its Chairman. No member of the Nominating and Compensation Committee was at any time during the past year an officer or employee of Lionbridge or any of its subsidiaries, was formerly an officer of Lionbridge or any of its subsidiaries, nor had any relationship with Lionbridge requiring disclosure herein.

No executive officer of Lionbridge served as a member of a compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose Executive Officers served on Lionbridge’s Nominating and Compensation Committee. No executive officer of Lionbridge served as a director of another corporation, one of whose executives served on the Nominating and Compensation Committee. No executive officer of Lionbridge served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose Executive Officers served as a director of Lionbridge.

Consideration of Candidates for Director; Director Qualifications

As noted above, the Nominating and Compensation Committee has responsibility for recommending nominees for election as directors of the Company. Any stockholder may submit recommendations of candidates for election as directors for consideration by the Nominating and Compensation Committee in writing to the Secretary at the executive offices of Lionbridge. Stockholder recommendations must generally be submitted no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Such recommendations must clearly indicate the candidate’s qualifications for service as a director and that such candidate’s qualifications meet or exceed the criteria for service as a director set forth in the Nominating and Compensation Committee Charter and Lionbridge’s Corporate Governance Guidelines. In particular, any candidate for consideration must have the following qualities or qualifications:

•	Be an individual of the highest character and integrity;

•	Be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•

Be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry);

•	Have broad experience in the industries which comprise the Company’s customer base or in the information technologies services industry;

•	Have the ability to provide insights and practical wisdom based on his or her experience and expertise; and

•	Have a commitment to enhancing stockholder value.

As described in its Charter, the Nominating and Compensation Committee meets periodically to evaluate each new director candidate, irrespective of whether the candidate has been submitted by a stockholder or otherwise, and each incumbent director, before recommending that the Board nominate or re-nominate such individual for election or reelection as a director. The Nominating and Compensation Committee bases its decision whether to recommend a nominee to the Board of Directors on the extent to which such individual meets the criteria described above and any additional criteria that may have been established by the Committee. The Committee is authorized to engage third parties, such as a director search firm, to aid in the identification of director candidates meeting the Committee’s criteria. In addition, the bylaws of the Company permit stockholders to nominate directors for consideration at an annual meeting of stockholders. In February 2009, the Committee determined that Mr. Fisher met the identified criteria for nomination as a director of Lionbridge and recommended to the full Board of Directors his election as a Class I Director of the Company. See “Stockholder Proposals” for information regarding submission of proposals for consideration at next year’s annual meeting of stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

Lionbridge’s executive compensation programs are designed to attract and retain an executive leadership team with deep technical and managerial expertise, excellent qualifications and integrity, and the creativity, leadership and growth potential required to implement the Company’s long-term strategic goals, which include sustained profitability and enhanced shareholder value. Lionbridge’s Nominating and Compensation Committee, a committee of the Lionbridge Board of Directors, is responsible for developing and implementing executive compensation policies that

•	Link executive compensation to specific performance objectives, including revenue growth, operating results, earnings per share and other profitability metrics,

•	Integrate executive compensation with Lionbridge’s annual and long-term strategic goals,

•	Reward performance, and

•	Recognize individual leadership and achievement.

RESPONSIBILITIES OF THE NOMINATING AND COMPENSATION COMMITTEE

The Nominating and Compensation Committee during fiscal year 2008 was comprised of Messrs. de Chazal, Kavanagh and Sheer, all of whom are non-employee directors satisfying the independence requirements of the NASDAQ. Mr. Sheer serves as its Chairman. Pursuant to authority delegated by the Board of Directors and the Nominating and Compensation Committee Charter, the Nominating and Compensation Committee has responsibility for the review and administration of the Company’s compensation and equity plans, including Lionbridge’s 2005 Stock Incentive Plan and 1998 Stock Plan (which expired in 2008), and for approving salaries and other incentive and retention compensation for Lionbridge’s officers and executives. In addition, the Committee has responsibility for recommending nominees for election as directors of the Company and reviewing related Board development issues including succession planning and evaluation.

The Committee is fully responsible for the evaluation and assessment of the Chief Executive Officer’s performance and compensation arrangements and, in consultation with the Chief Executive Officer, annually evaluates and assesses the performance and compensation arrangements for the other named Executive Officers: the Chief Financial Officer, the Chief Operating Officer, the Chief Sales Officer and General Manager of Globalization, Localization and Translation (GLT) and the Senior Vice President and General Manager of GLT.

The Committee has meetings on a quarterly basis, following each regularly scheduled Board of Director’s meeting and also meets periodically during the year as needed. At these meetings, the Committee identifies the types of performance it wishes to reward or motivate relative to the Company’s strategic objectives and structures elements of compensation accordingly. The Committee annually evaluates the achievement of these objectives. In addition, during the first quarter of each year, the Committee reviews and adjusts, if appropriate, the three key elements of Lionbridge’s executive compensation programs:

•	Base Salary

•	Short-Term Incentive Compensation, currently through participation in an annual cash variable compensation program, known as the Management Incentive Plan, or “MIP”

•	Long-Term Incentive Compensation, currently in the form of annual equity grants vesting over time.

In any given year, the Committee may choose to alter or change the elements of compensation, and has the discretion to grant special awards of cash or equity in recognition of an extraordinary achievement or event. In 2008, the Company continued its multi-year strategy of weighting compensation for the Executive Officers more toward variable, performance-based compensation elements than for less senior employees. About two-thirds of 2008 total compensation for Executive Officers was performance-based and therefore at risk. Based on the Summary Compensation and Grants of Plan-Based Awards Tables and assuming payout of Short-Term Incentive Compensation at the Target levels, 2008 compensation for the Executive Officers was allocated as follows:

Mix of Total Compensation
Base Salary	34%
Short-term Incentive Compensation	52%
Long-term Incentive Compensation	14%

ENGAGEMENT OF INDEPENDENT COMPENSATION CONSULTANT

The Committee, in accordance with its Charter, has authority to engage an independent compensation consultant and other professionals to assist it in evaluating executive compensation issues. During 2008, in connection with its determination of compensation for the newly appointed lead director, the Committee retained W.T. Haigh & Company, Inc. as its independent compensation consultant. W.T. Haigh & Company, Inc. was not engaged to provide services with respect to any other executive compensation matters in 2008, as compensation was not significantly modified for any executive officer during the year.

OBJECTIVES OF LIONBRIDGE COMPENSATION PROGRAMS

Based on a detailed review of the Company’s executive compensation programs, which are designed to align these programs with the strategic goals and objectives of the Company, the Committee identified the following objectives for its executive compensation programs in 2008:

•	Retain the executive management team during the execution of strategic initiatives intended to create shareholder value and during a period of worldwide economic instability.

•	Attract talent that would contribute to the success of the Company.

•	Motivate the executive management team to work collectively to achieve strategic objectives including:

•

Adjusting the cost structure and operating model to focus more deeply on higher value service delivery, reductions in world-wide expense of operations, and simplification of organizational processes and business systems.

•

Strengthening the Company’s balance sheet through effective cash management, management of the impact of fluctuation in foreign currency exchange rates and aggressive management of procurement costs, operational expenses and collections; and

•

Accelerating revenue growth among all lines of business through customer satisfaction, maximizing growth opportunities in targeted areas, and deploying the Company’s technology and process innovations;

•

Focusing on improved profitability and shareholder value through technology deployment, including the development of commercial offerings of language technology and leveraging the use of language assets;

•

Accelerating technology development and deployment, enhancing customer acceptance and developing market and supply chain acceptance of this technology, with emphasis on deployment of the Logoport™ translation memory technology and the Freeway™ services portal;

•

Increasing customer satisfaction by continually improving the quality and value of services through technology advances and the development of efficient, cost-effective and high-quality outsourced service delivery models.

•

Empower each individual on the team to achieve specific corporate-wide, operational or functional and individual goals, including goals related to revenue growth, margin enhancement, profitability, technological innovation, cost and expense reduction and achievement of EBITDA.

•	Reward the achievement of corporate and individual objectives and the achievement of shareholder value and correspondingly, result in lower compensation when performance is less successful.

The Committee does not assign fixed percentages to the objectives above, however it does weigh each objective appropriately based on the operations or function for which each executive officer is responsible. The Committee has determined that these objectives would best be met through the use of three key compensation vehicles:

•	A competitive base salary;

•	Short-term incentive compensation in the form of a cash bonus potential through participation in the MIP; and

•	Long-term incentive compensation in the form of equity awards vesting over time.

ELEMENTS OF LIONBRIDGE EXECUTIVE COMPENSATION PROGRAMS

In addition to establishing a competitive base salary for executives, the Nominating and Committee uses a mix of short and long term compensation vehicles to meet the Company’s compensation objectives, consisting primarily of cash bonus opportunity through the MIP and longer-term equity compensation in the form of stock options and restricted stock or restricted stock unit awards. With one exception in the case of assumption of additional duties, for the second consecutive year the Committee did not make any increases to base salaries but instead increased the variable compensation components of overall compensation.

Base Salary. Base salaries for Lionbridge’s executives are established based on the scope of their responsibilities, taking into account competitive market compensation for the industry and the geography. Base salaries are reviewed annually, generally in the first quarter of each year, although they are not necessarily adjusted annually. In 2006, the Committee, with the assistance of the independent compensation consultant, undertook a comprehensive review of base salaries to ensure alignment with the objective of providing a competitive base salary, and to support the retention objectives of the Company’s compensation programs. Base salary adjustments were authorized in September 2006 and have not been further adjusted since that time apart from discrete modest increases to reflect additional responsibilities assumed by certain individuals. In January 2008, Mr. Broekmate’s base salary was increased from $240,000 to $250,000 upon his appointment as a General Manager of GLT and to align his base salary with that of Ms. Shannon, who shares this responsibility with him.

Short-Term Incentive Compensation. Short-term variable compensation is provided through the potential for each executive officer to earn a cash incentive under the MIP (“Target Incentive Compensation”) of a pre-determined percent of base salary upon achievement by Lionbridge of identified corporate-wide objectives relating to:

•	Profitability

•	Revenue Growth

•	Attainment of objectives specifically related to the operations or function for which such Executive Officer is responsible.

Target Incentive Compensation levels were last reviewed by the Committee in early 2008. In January 2008, target bonus opportunity levels, which are set at a percent of base salary, were increased for Messrs. Broekmate and Maripuri, and Ms. Shannon, from 50% to 60% of base salary for 2008, to align these levels with the target bonus opportunity level of the Chief Financial Officer who joined the Company in September 2007 and to reflect additional operational responsibilities assumed by each officer as general managers of the Company’s localization and translation business. This increase in target bonus opportunity levels was also intended to tie a greater percent of total compensation to achievement of performance metrics. Target Incentive Compensation is designed to reward achievement of performance objectives and provide a tangible incentive towards such achievement.

Under the terms of the 2008 MIP, a participating executive officer was entitled to his or her target bonus based on achievement of each performance metric targets (the “Target”). Each individual’s target bonus opportunity was set at a percentage of his or her base salary.

2008 MIP Performance Targets of Revenue, Profitability and Personal Objectives: The Committee, in consultation with the Chief Executive Officer, annually establishes the performance objectives and funding thresholds for the MIP. Performance thresholds for 2008 were based on achievement of pre-established Profitability, Revenue Growth and Personal Objectives metrics. The Committee has the discretion to interpret the MIP as necessary to ensure that the objectives of the MIP are met. Pursuant to the terms of the MIP for 2008, Executive Officers of Lionbridge were eligible to receive a cash bonus, calculated based on a specified percent of their respective 2008 base salaries, upon achievement of each of the following three equally weighted performance metrics:

•	Achievement of internal revenue targets for the year ending December 31, 2008 (1/3)

•	Achievement of identified Lionbridge internal profitability metrics for the year ending December 31, 2008 (1/3)

•	Achievement of identified personal objectives (1/3).

The pre-established Revenue Growth and Profitability targets and the threshold achievement for payment of such targets for the MIP in 2008 were as follows:

•	Revenue Target: $477 Million. The threshold for payment of this component is achievement of at least 95% of the Revenue Target, or $454 Million.

•

Profitability Target: $34.8 Million, based on the Company’s earnings before interest, taxes depreciation, amortization, restructuring costs, stock based compensation charges and other one-time events. The threshold for payment of this component is achievement of at least 80% of the Profitability Target, or $27.8 Million

The Personal Objective component of MIP was established by the Committee for each Executive during the first quarter of 2008. In doing so, the Committee established personal objectives for each Executive, considering the overall objectives of the Company’s compensation programs as described above under “Objectives of Lionbridge Compensation Programs” and by identifying specific factors related to the operational unit or functional areas for which each such Executive Officer is responsible. The specific objectives for each Executive were identified as follows:

•

General Managers of GLT: Achievement of internal product line revenue targets, penetration and expansion of key accounts, customer satisfaction improvements, business process improvements, migration of production to global delivery centers, accelerated use and adoption of technology and linguistic assets in service production, and increasing customer acceptance of the Company’s technology.

•

Chief Financial Officer: Design and deployment of effective strategies to manage foreign currency exchange rate volatility, inter-company costs and world-wide tax exposures; improvements in balance sheet and cash management; simplification and rationalization of global business and financial reporting processes.

•

Chief Operating Officer: Development of emerging product lines, development and deployment of technology and linguistic assets, assessment of complementary strategic offerings, and achievement of internal product line revenue and profitability targets.

•

Chief Executive Officer: Design, development and achievement of overall strategic plan and direction; acceleration of deployment of commercial technology offerings; development of emerging product lines; and execution of the Company’s long-term strategies to improve shareholder value.

Determination of Achievement of Revenue and Profitability Targets: In early 2009, the Nominating and Compensation Committee determined that during 2008, the threshold related to funding the Revenue component of the MIP was achieved but the threshold relating to funding the Profitability component of the MIP was not achieved; therefore, only the portion of the MIP related to achievement of the Revenue Target would be funded. In addition, the Committee further determined that the applicable multiplier with respect to the Revenue component would be 63% based on the applicable formula. Accordingly, each Executive Officer participating in the 2008 MIP received an amount equal to one-third of his or her target bonus, representing the Revenue Target multiplied by 63%. No MIP awards were made relative to the Profitability component.

Determination of Achievement of Personal Objectives Targets. When the Committee determines whether the Revenue and Profitability Targets have been met, it assesses each Executive’s achievement of the previously established Personal Objective component. The Committee bases its determination on quantitative and qualitative factors, as some metrics are based on financial or other quantitative performance, while others are based on qualitative assessments of performance by the Committee and the Chief Executive Officer. The Personal Objective component was fully funded for each Executive for 2008 performance based on the Committee’s determination that each Executive had achieved his or her Personal Objectives as established by the Committee at the beginning of 2008.

2009 MIP. The Committee has also established performance thresholds for the MIP in 2009, which are substantially similar in focus and structure to those established in 2008. The 2009 MIP is based on achievement of pre-established Profitability, Revenue Growth, and Personal Objective metrics. Executive Officers of Lionbridge are eligible to receive a cash bonus, calculated based on a specified percent of their respective 2009 base salary, upon achievement of each of the following three equally weighted performance metrics:

•	Achievement of internal revenue targets for the year ending December 31, 2009 (1/3)

•	Achievement of identified Lionbridge internal profitability metrics for the year ending December 31, 2009, including activities related to strengthening the Company’s balance sheet (1/3); and

•

Achievement of identified personal objectives, which in the case of Executive Officers with operational responsibility, are tied to performance relative to those operations and in the case of Executive Officers with functional responsibilities, are tied to performance relative to that particular function, and in each case, related to the implementation of appropriate and effective strategies to manage volatility in foreign currency exchange rates (1/3).

•

General Managers of GLT: Achievement of internal product line revenue and profitability targets, customer satisfaction, business process improvements, migration of production to global delivery centers and accelerated use and adoption of technology.

•

Chief Financial Officer: Improved cash management and forecasting, deployment of effective strategies to manage foreign currency exchange rate volatility, inter-company costs and world-wide tax exposures, and rationalization of real estate portfolio.

•

Chief Operating Officer: Development of emerging product lines, development and deployment of commercial technology offerings, assessment of complementary strategic offerings, and achievement of internal product line revenue and profitability targets.

•

Chief Executive Officer: Overall responsibility for achievement of internal revenue and profitability targets, acceleration of deployment of commercial technology offerings, and execution of the Company’s long-term strategies to improve shareholder value.

Under the terms of the 2009 MIP, a participating Executive Officer will receive his or her target bonus based on achievement of each equally rated performance metric target (the “Target”). If actual results show that the Target for any of the three components is exceeded, the bonus opportunity will be increased proportionately up to a maximum of 150% of such individual’s target bonus. If actual results show that the Target for any of the three components is not achieved, but is above a pre-determined minimum threshold, the bonus opportunity will be reduced proportionately to 50% of each individual’s target bonus. Each individual’s target bonus opportunity is set at a percent of his or her base salary.

The Committee believes that the thresholds are attainable but will require thorough execution by the executive team and the Company of its strategic goals and objectives.

Long-Term Compensation. The Committee uses equity awards as its primary long-term compensation vehicle. In 2008, the Committee continued its practice of awarding Executive Officers and other key employees equity consisting of stock options and restricted stock or restricted stock units, with vesting generally occurring over four years. All stock options are granted pursuant to one of the Company’s equity plans, the 1998 Stock Plan or the 2005 Stock Incentive Plan, both of which have been approved by the Company’s stockholders and require that stock options be granted at an exercise price of at least fair market value on the date of grant. All other equity awards are granted pursuant to these plans. The 1998 Stock Plan expired in January 2008.

The Committee believes that equity incentives, in the form of restricted stock awards and stock options with vesting over time, are the most effective vehicle for the long-term element of compensation, as these align individual and team performance with the achievement of the Company’s strategic and financial goals over time, and with shareholders’ interests. The Committee generally provides a mix of restricted stock grants and stock option awards. These two equity vehicles reward shareholder value creation in slightly different ways. Stock options, which have exercise prices of at least fair market value of the Company’s stock on the date of grant, reward Executive Officers only if the stock price increases from the date of grant. Restricted Stock awards are impacted by all stock price changes, so the value to the Executive Officers is affected by both increases and decreases in stock price from the market price at the date of grant.

During 2008, approximately two-thirds of the total value of a long-term compensation award was in the form of restricted stock, with stock options accounting for the remaining value. The Committee established this allocation in order to weight equity incentives slightly more towards the type of award that reflected both increases and decreases in stock price from the grant date market price as a way of tying compensation more closely to changes in shareholder value at all levels. In addition, the weighting toward restricted stock allows the Committee to deliver equivalent value with less use of authorized shares. The Committee may in the future adjust this mix of award types or approve different award types, as part of the overall incentive award.

The term of stock options granted under the Company’s equity plans is generally 5 to 7 years. Historically, the term had been 10 years, but following the change in stock option expensing rules by the FASB and an examination of the exercise practices of employees where it was determined that employees generally exercise stock options shortly after vesting, it was determined by the Committee to implement a shorter stock option term. The Committee reviews the term of stock options from time to time prior to grant.

Equity Grant Practices

The Nominating and Compensation Committee is required to approve all equity grants, including those to the Executive Officers and other key employees of the Company. Generally, equity awards are made on an annual basis to Executive Officers and key employees during the first quarter of each year, at either a special meeting or a regular quarterly meeting. Grants to newly hired employees are either made on the date the employee commences employment or at the next regularly scheduled Committee meeting. All awards are approved by the Committee and grants are made at fair market value on the date of grant.

Grant guidelines have been established by the Company for various tiers or categories of employees and have been reviewed and approved by the Committee with respect to guidelines applicable to Executive Officers. The Committee annually examines both the size of proposed grants to key employees generally and to the executive management team in particular, and the applicable vesting schedule for such grants. Recommendations for equity grants to Executive Officers and key employees are presented to the Committee by the Chief Executive Officer and the Senior Vice President of Human Resources in accordance with the grant guidelines, and as appropriate, in consultation with the individuals’ managers. Grants to any particular individual, including any Executive Officer, are made following review of the individual’s existing overall cash and equity compensation, including an assessment of the retention and incentive value of existing equity awards, and an assessment of the retention and incentive objectives of the Company. As part of this evaluation, the Committee reviews tally sheets which show the executive’s compensation, including the value of equity and cash incentive compensation. In addition, the Committee also considers the amount of equity overhang, dilution, accounting treatment under FAS 123R and other financial accounting standards and regulations, and tax implications, particularly with respect to Section 162(m) of the Internal Revenue Code.

The Committee may delegate to the Chief Executive Officer authority to make or allocate equity awards to employees who are not Executive Officers. During 2008, the Committee delegated authority to the Chief Executive Officer to allocate equity awards consisting of a fixed number of shares of restricted stock, restricted stock units, and stock options and granted by the Committee, to key employees (exclusive of any Executive Officers), with the requirement that all allocations be made by the end of such month and be reported to the Committee by such time.

The Company has never granted options at a price other than the fair market value of Lionbridge Common Stock on the date of grant. The Company has conducted an examination of books and records of the Company and no evidence of option backdating was found to exist. The Company’s independent auditors reviewed this examination and concurred with these conclusions.

CEO COMPENSATION

The Committee annually reviews the overall compensation package provided to the Chief Executive Officer, including a review of the key compensation elements of base salary and short and long-term incentive compensation, to ensure that it is competitive, provides an appropriate incentive for performance achievement consistent with Company goals, objectives and strategies, and maintains its retention value over time. An extensive review of Mr. Cowan’s overall compensation and terms of employment was conducted by the Committee in 2006, resulting in an adjustment to Mr. Cowan’s overall compensation package, including the terms of his employment agreement. In September 2006, the Committee approved an Amended and Restated Employment Agreement with Mr. Cowan, providing for a four-year term as President and Chief Executive Officer of the Company, with automatic one-year renewals, establishing his Annual Base Salary at $550,000, and his Target Incentive Compensation at 100% of his Annual Base Salary. In addition, Mr. Cowan was granted the Performance Awards as long-term compensation consisting of stock options and restricted stock that would vest upon the achievement of performance metrics related to the Company’s stock price. These Performance Awards were determined by the Committee as an appropriate incentive for attainment of corporate and strategic goals, and as a retention vehicle. The Employment Agreement also provides Mr. Cowan with certain levels of salary and benefit continuation following termination of employment for specified reasons, including upon a change of control. The Committee determined that the terms of the Employment Agreement reflected an appropriate level of compensation for a chief executive officer leading a company of Lionbridge’s current size and complexity. Mr. Cowan’s base salary has not been adjusted since 2006, nor have any other changes or adjustments been made to Mr. Cowan’s compensation or terms of employment in 2008 other than (a) an increase to Mr. Cowan’s Target Incentive Compensation from 100% to 110% of his Annual Base Salary and (b) technical modifications to comply with newly issued regulations under Section 409A of the Internal Revenue Code.

POST-TERMINATION AND CHANGE OF CONTROL

In addition to Mr. Cowan’s Employment Agreement described above which addresses CEO compensation upon termination of employment or change of control, the Committee has adopted the following additional policies and plans relating to compensation to the remaining members of the executive team upon termination of employment or change of control. Mr. Cowan is the only Executive Officer with an Employment Agreement. The Company does not provide retirement benefits or a retirement plan.

Severance Benefits. In 2008, the Committee revised the Lionbridge Severance Policy for Executive Officers to increase the benefits payable upon a termination other than for cause from three months to six months of base salary continuation, plus continuation of health and welfare benefits. Messrs. Broekmate, Maripuri and Ms. Shannon, under Lionbridge’s severance policy for Executive Officers, would receive six monthly severance payments, each in an amount equal to his or her then currently monthly base compensation, if Lionbridge terminates his or her employment other than for cause, and health benefit continuation for such period. Under the terms of his offer letter, Mr. Muir is entitled to receive base salary continuation payments for a period of twelve months if he is terminated without cause.

Non-Competition Agreements. Each Executive Officer has entered into a non-competition agreement with Lionbridge upon the commencement of his or her employment. The agreements provide that such Executive Officer will not, during the course of his or her employment and the twelve months following the date of the termination of his or her employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge’s employees, or (3) solicit or do business with any present or past customer of Lionbridge’s, or any prospective customer of Lionbridge’s, in connection with any business activity which would be in violation of the non-competition agreement. Mr. Cowan’s non-competition arrangements are reflected in his Employment Agreement.

Change of Control Plan. The Company’s Change of Control Plan is designed to protect executives against the loss of their positions following a transaction that involves a change in the ownership or control of the Company, and against loss of the anticipated benefits of their long-term incentive compensation arrangements. The goal of the Change of Control Plan and the related arrangements is to allow the Executive Officers to focus on evaluating strategic opportunities on their merits without being distracted by concerns about the impact of such events on their personal positions. The Change of Control Plan was amended and restated in 2008 to incorporate technical modifications related to compliance with newly issued regulations under Section 409A of the Internal Revenue Code.

Under the terms of the Change of Control Plan, if the employment of any Executive Officer is terminated without cause or for good reason within 18 months, for any Executive Officer other than the CEO, of a change of control of Lionbridge (a “double trigger”), then the Executive Officer is entitled to severance benefits as follows: (a) a lump sum cash payment equal to 150% of the executive’s then current base salary and Target Incentive Compensation; (b) payment of a pro rata portion of the executive’s Target Incentive Compensation for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 18 months, following the executive’s termination. The Change of Control Plan also provides that, upon a change of control of Lionbridge, (i) 50% of any unvested stock options held by an Executive Officer shall vest and become immediately exercisable and (ii) the remaining 50% of the unvested stock options held by the Executive Officer will vest and become exercisable on the earlier of six months following the change of control or on the date such executive’s employment is terminated without cause or for good reason.

Each Executive Officer, except for Mr. Cowan, has entered into a Change of Control Agreement with the Company with respect to such officer’s rights and obligations under the Change of Control Plan. Mr. Cowan is not a participant under the Change of Control Plan as his benefits upon a change of control of the Company are covered in his Employment Agreement.

Perquisites and Other Benefits. Other than as noted below, during 2008, Lionbridge did not provide any additional perquisites or benefits to its executives that it did not otherwise provide to its employees generally.

Ms. Shannon, a resident of Canada, is not eligible to participate in the Lionbridge 401(k) Plan or certain other benefits available to U.S. employees generally. In lieu thereof, Lionbridge provides Ms. Shannon with life, accidental death and disability insurance, long-term disability insurance and makes an annual contribution to her pension. In addition, she receives reimbursement from Lionbridge for tax preparation services and a car allowance. Lionbridge provides to the Executive Officers and approximately 20 additional key employees a long-term care base plan, enhanced long-term disability coverage and an enhanced life insurance plan. The long-term care plan is an optional benefit to all other employees at their cost. In addition, long term disability coverage for the Executive Officers and the designated key employees will be enhanced to provide for a benefit of up to 70% of the participant’s base salary. The enhanced life insurance plan provides the Executive Officers with a life insurance benefit of three times annual base salary, up to a maximum $1.2 million per individual.

Accounting and Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the corporation’s Chief Executive Officer and the four other most highly compensated Executive Officers. Certain performance-based compensation approved by the Company’s shareholders, including option grants under the Company’s stock incentive plan, is not subject to the deduction limit. The Company reviews periodically the potential consequences of Section 162(m), and in the future may decide to structure the performance-based portion of its Executive Officer compensation to comply with certain exemptions provided in Section 162(m). However, to maintain flexibility in compensating Executive Officers in a manner designed to achieve varying corporate goals, the Compensation Committee currently does not have a policy that all compensation must be deductible.

Nominating and Compensation Committee Report

The Nominating and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review of, and the discussions with management with respect to the Compensation Discussion and Analysis, the Nominating and Compensation Committee recommended to the Board and the Board has agreed that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Claude Sheer (Chairperson)

Guy L. de Chazal

Paul Kavanagh

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table and notes present the compensation earned in fiscal years 2008, 2007 and 2006 by the Company’s Executive Officers.

Summary Compensation Table for Fiscal Years 2008, 2007 and 2006

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity[4] Incentive Plan Compensation ($)	All Other Compensation[5] ($)	Total ($)
Rory J. Cowan,	2008	$550,000	$0	$1,062,040	$483,849	$326,700	$22,571	$2,445,160
Chairman, Chief	2007	$550,000	$0	$1,424,617	$930,353	$160,000	$15,628	$3,080,598
Executive Officer and President	2006	$477,654	$0	$1,024,090	$592,482	$0	$23,103	$2,117,329
Henri Broekmate,	2008	$250,000	$0	$148,568	$93,249	$81,000	$15,355	$588,172
General Manager and	2007	$240,000	$0	$125,622	$91,949	$42,500	$13,594	$513,665
Senior Vice President	2006	$213,692	$0	$110,050	$88,758	$25,000	$20,305	$457,805
Satish Maripuri,	2008	$300,000	$0	$256,084	$180,400	$97,200	$19,212	$852,896
Chief Operating Officer	2007	$293,077	$0	$213,655	$248,933	$52,500	$13,324	$821,489
	2006	$247,115	$0	$174,779	$248,834	$0	$17,887	$688,615
Donald M. Muir,	2008	$300,000	$0	$24,682	$33,660	$97,200	$13,335	$468,877
Chief Financial	2007	$75,000	$0	$14,567	$16,484	$26,250	$13,324	$145,625
Officer and Senior Vice President	2006	—	—	—	—	—	—	—
Paula Shannon,	2008	$250,000	$0	$165,788	$104,869	$81,000	$34,665	$636,322
Chief Sales Officer,	2007	$250,000	$0	$149,418	$146,846	$42,500	$16,849	$605,614
General Manager and Senior Vice President	2006	$217,115	$0	$136,186	$172,376	$25,000	$17,072	$567,749

FOOTNOTES:

(1)	Base salaries for each Executive Officer were adjusted effective August 15, 2006 and amounts reported reflect amount earned as base salary during the fiscal year. Effective August 15, 2006, the annual base salaries of the named Executive Officers are as follows: Rory J. Cowan: $550,000; Henri Broekmate: $240,000; Satish Maripuri: $280,000; and Paula Shannon: $250,000. Effective February 15, 2007, Mr. Maripuri’s base salary was increased to $300,000. Effective September 17, 2007, the date he joined Lionbridge, Mr. Muir’s annual base salary was $300,000. Effective January 28, 2008, Mr. Broekmate’s base salary was increased to $250,000.

(2)	The amounts included in the “Stock Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123R of awards of restricted stock under Lionbridge’s equity plans and may include amounts from restricted stock awards granted in and prior to 2008. Assumptions used in the calculations of these amounts are included in Note 8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. For information on the valuation assumptions with respect to grants made prior to 2008 refer to Note 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	These options represent the right to purchase shares of Common Stock at a fixed price per share (the fair market value of the shares of Common Stock underlying the options on the date of grant). The amounts included in the “Option Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123R and may include amounts from stock options granted in and prior to 2008. Assumptions used in the calculations of these amounts are included in Note 8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. There can be no assurance that FAS 123R amounts will ever be realized. For information on the valuation assumptions with respect to grants made prior to 2008 refer to Note 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(4)	Cash award earned for 2008 performance under the Lionbridge Management Incentive Plan and paid during 2009.

(5)	Includes $2,250 for each of Messrs. Cowan, Muir, Broekmate and Maripuri as a Lionbridge match of 401(k) contributions, and for each executive other than Ms. Shannon, includes the value of employer-provided health and welfare benefits. Ms. Shannon, a resident of Canada, is not eligible to participate in the 401(k) Plan and does not receive health or welfare benefits from Lionbridge. In lieu thereof, she receives life insurance, accidental death and disability insurance, long-term disability insurance, an annual pension contribution, a car allowance and reimbursement for tax preparation services in the aggregate amount reported as “All Other Compensation.”

Grants of Plan-Based Awards in the Fiscal Year Ended December 31, 2008

The following table shows all awards granted to each of the Executive Officers during the fiscal year ended December 31, 2008.

Grants of Plan-Based Awards in Fiscal Year Ending December 31, 2008

Name	Grant Date and Date of Corporate Action	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards[2] ($/Sh)	Grant Date Fair Value of Stock and Option Awards[3]
Rory J. Cowan	1/25/2008					60,000	$3.07	$94,827
Rory J. Cowan	1/25/2008				200,000			$614,000
Rory J. Cowan		$275,000	$550,000	$825,000
Henri Broekmate	1/25/2008					20,000	$3.07	$28,690
Henri Broekmate	1/25/2008				60,000			$167,603
Henri Broekmate	10/28/2008				20,000			$22,181
Henri Broekmate		$50,000	$100,000	$375,000
Satish Maripuri	1/25/2008					30,000	$3.07	$43,034
Satish Maripuri	1/25/2008				80,000			$223,470
Satish Maripuri	10/28/2008				20,000			$22,181
Satish Maripuri		$75,000	$150,000	$450,000
Donald M. Muir						0		$0.00
Donald M. Muir					0			$0.00
Donald M. Muir		$90,000	$180,000	$450,000
Paula Shannon	1/25/2008					20,000	$3.07	$28,690
Paula Shannon	1/25/2008				60,000			$167,603
Paula Shannon	10/28/2008				10,000			$11,090
Paula Shannon		$62,500	$125,000	$375,000

FOOTNOTES:

(1)	The amounts shown in the “Estimated Future Payouts under Non-Equity Plan Awards” column, subcolumn “Threshold,” reflect the minimum payout level under the Lionbridge Management Incentive Plan for 2008, which is 50% of such Executive’s target bonus opportunity. The amounts shown in the subcolumn of “Target” reflect 100% of such Executive’s target bonus opportunity, and the amounts shown in the subcolumn of “Maximum” reflect 150% of such Executive’s target bonus opportunity, an amount that would have been payable had the Company exceeded the Target by 150% or more. These amounts are based on the Executive Officer’s base salary and target bonus opportunity for 2008, as further described in the section titled “Short-Term Incentive Compensation” in the Compensation Discussion and Analysis. Actual payouts made to Executive Officers for 2008 performance under the Lionbridge Management Incentive Plan are shown in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	The exercise price of all stock options granted under any Lionbridge equity plan is equal to the closing price of the Common Stock on the date of grant.

(3)	Assumptions used in the calculations of these amounts are included in Note 8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. There can be no assurance that FAS 123R amounts will ever be realized.

Outstanding Equity Awards at December 31, 2008

The following table sets forth information with respect to the Executive Officers concerning unexercised options, unvested stock and equity incentive plan awards as of December 31, 2008, and the value of such unvested stock awards as of the end of the fiscal year ended December 31, 2008.

Outstanding Equity Awards At December 31, 2008

	Option Awards[1]					Stock Awards[2]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[4] ($)	Equity Incentive Plan Awards:. Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[4] ($)
Rory J. Cowan							356,192	$445,240	200,000		$250,000
Rory J. Cowan	250,000	0	0		$3.19	1/3/2011
Rory J. Cowan	284,803	0	0		$1.50	6/1/2011
Rory J. Cowan	100,000	0	0		$1.56	7/22/2012
Rory J. Cowan	100,000	0	0		$1.84	10/15/2012
Rory J. Cowan	200,000	0	0		$9.82	11/21/2013
Rory J. Cowan	0	0	0		$0.00	8/19/2009	58,442
Rory J. Cowan	109,375	15,625	0		$5.79	2/16/2015
Rory J. Cowan	0	0	0		$0.00	2/16/2009	16,250
Rory J. Cowan	0	0	100,000	[3]	$7.61	9/19/2011
Rory J. Cowan	0	0	100,000	[3]	$7.61	9/19/2013
Rory J. Cowan	0	0	100,000	[3]	$7.61	9/19/2015
Rory J. Cowan	0	0	0		$0.00	9/19/2016			200,000	[3]
Rory J. Cowan	74,999	45,001	0		$7.05	2/15/2011
Rory J. Cowan	0	0	0		$0.00	2/15/2010	24,000
Rory J. Cowan	75,000	125,000	0		$5.74	2/15/2012
Rory J. Cowan	0	0	0		$0.00	2/15/2009	8,750
Rory J. Cowan	0	0	0		$0.00	2/15/2011	48,750
Rory J. Cowan	0	60,000	0		$3.07	1/25/2018
Rory J. Cowan	0	0	0		$0.00	1/25/2012	200,000
Henri Broekmate							110,250	$137,813
Henri Broekmate	4,485	0	0		$2.70	4/26/2011
Henri Broekmate	1,125	0	0		$2.41	4/23/2013
Henri Broekmate	25,000	0	0		$9.82	11/21/2013
Henri Broekmate	30,624	4,376	0		$5.79	2/16/2015
Henri Broekmate	0	0	0		$0.00	2/16/2009	3,000
Henri Broekmate	24,999	15,001	0		$7.05	2/15/2011
Henri Broekmate	0	0	0		$0.00	2/15/2010	5,000
Henri Broekmate	24,750	41,250	0		$5.74	2/15/2012
Henri Broekmate	0	0	0		$0.00	2/15/2009	5,750
Henri Broekmate	0	0	0		$0.00	2/15/2011	16,500
Henri Broekmate	0	20,000	0		$3.07	1/25/2018
Henri Broekmate	0	0	0		$0.00	1/25/2012	60,000
Henri Broekmate	0	0	0		$0.00	10/28/2012	20,000

	Option Awards[1]				Stock Awards[2]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[4] ($)	Equity Incentive Plan Awards:. Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[4] ($)
Satish Maripuri						151,675	$189,594
Satish Maripuri	200,000	0	0	$8.85	3/3/2014
Satish Maripuri	65,624	9,376	0	$5.79	2/16/2015
Satish Maripuri	0	0	0	$0.00	2/16/2009	10,000
Satish Maripuri	37,500	22,500	0	$7.05	2/15/2011
Satish Maripuri	0	0	0	$0.00	2/15/2010	10,000
Satish Maripuri	33,750	56,250	0	$5.74	2/15/2012
Satish Maripuri	0	0	0	$0.00	2/15/2009	9,175
Satish Maripuri	0	0	0	$0.00	2/15/2011	22,500
Satish Maripuri	0	30,000	0	$3.07	1/25/2018
Satish Maripuri	0	0	0	$0.00	1/25/2012	80,000
Satish Maripuri	0	0	0	$0.00	10/28/2012	20,000
Donald M. Muir						45,000	$56,250
Donald M. Muir	40,000	120,000	0	$3.64	9/17/2012
Donald M. Muir	0	0	0	$0.00	9/17/2011	45,000
Paula Shannon						104,000	$130,000
Paula Shannon	75,000	0	0	$3.19	1/3/2011
Paula Shannon	47,500	0	0	$1.56	7/22/2012
Paula Shannon	42,500	0	0	$1.84	10/15/2012
Paula Shannon	80,000	0	0	$9.82	11/21/2013
Paula Shannon	43,750	6,250	0	$5.79	2/16/2015
Paula Shannon	0	0	0	$0.00	2/16/2009	4,250
Paula Shannon	25,000	15,000	0	$7.05	2/15/2011
Paula Shannon	0	0	0	$0.00	2/15/2010	7,500
Paula Shannon	24,750	41,250	0	$5.74	2/15/2012
Paula Shannon	0	0	0	$0.00	2/15/2009	5,750
Paula Shannon	0	0	0	$0.00	2/15/2011	16,500
Paula Shannon	0	20,000	0	$3.07	1/28/2018
Paula Shannon	0	0	0	$0.00	1/28/2012	60,000
Paula Shannon	0	0	0	$0.00	10/28/2012	10,000

FOOTNOTES:

(1)	Options (other than the Performance Awards described in footnote 3 below) become exercisable over four years from date of grant, at the rate of 25% on the first anniversary and 12.5% on each six month anniversary thereafter.

(2)	Restricted Stock Awards (other than Performance Awards described in footnote 3 below) are subject to restrictions on disposition that lapse over two, three or four years from date of grant.

(3)	Performance Awards granted to Mr. Cowan that vest upon attainment of market-based performance conditions, none of which were attained in 2008.

(4)	Determined based on the Company’s closing stock price of $1.25 on December 31, 2008.

Option Exercises and Stock Vested in Fiscal 2008

The following table provides information for the Executive Officers on stock option exercises during 2008, including the number of shares acquired upon exercise and the value realized, and the number of shares acquired upon the vesting of stock awards and the value realized, before payment of any applicable withholding taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rory J. Cowan	0	$0	131,641	$411,597
Henri Broekmate	0	$0	20,750	$61,213
Satish Maripuri	0	$0	38,343	$113,112
Donald M. Muir	0	$0	15,000	$43,950
Paula Shannon	0	$0	24,918	$73,508

Potential Benefits Upon Termination or Change of Control

Potential Benefits upon Termination of Employment: Mr. Cowan, the Company’s Chief Executive Officer, entered into an Amended and Restated Employment Agreement with Lionbridge on September 19, 2006. If Mr. Cowan’s employment is terminated other than for cause, he is entitled to receive a severance payment equal to the sum of his annual base salary and variable compensation (determined based on the variable compensation paid for the prior year), plus a pro-rata portion of his variable compensation for the year during which termination occurs, as well as benefit continuation for one year. In addition, any unvested outstanding equity held by Mr. Cowan would be accelerated in full except for the Performance Awards. Assuming Mr. Cowan’s employment was terminated other than for cause on December 31, 2008, Mr. Cowan would have been entitled to a cash payment in the amount of $550,000, representing his base salary plus cash bonus for 2008 performance of $160,000, 2008 cash bonus of $326,700, and continuation of health and related welfare benefits for one year with a value of $20,321. The value of Mr. Cowan’s equity awards that would be accelerated upon such a termination of employment would be $445,240, assuming a price per share of $1.25, representing the closing price of Lionbridge common stock on December 31, 2008. Thus, Mr. Cowan’s total compensation if his employment with the Company were to have terminated on December 31, 2008 would have been $1,502,211, based on cash severance, the value of benefit continuation, and the value of the acceleration of equity awards.

Under the terms of Mr. Muir’s Offer Letter, if his employment is terminated without cause, he will receive base salary continuation payments for a period of twelve months. Mr. Muir would also be entitled to receive health and welfare benefit continuation for the period during which he would be entitled to receive base salary continuation payment.

In January 2008, the Nominating and Compensation Committee modified the Company’s Severance Policy for Executive Officers to provide for cash payments equal to six months of base salary as of the date of termination without cause, and health and welfare benefit continuation for six months following date of termination without cause. Messrs. Broekmate and Maripuri, and Ms. Shannon, are covered by this Policy; Mr. Cowan’s severance benefits are governed by his Employment Agreement and Mr. Muir’s severance benefits are governed by his Offer Letter. Prior to this modification, the Severance Policy provided for cash payments equal to three months of base salary as of the date of termination without cause and health and welfare benefit continuation for three months following termination without cause.

We are not obligated to make any payment to these executives if their employment is terminated by us for cause or by the executive without cause. In addition, continuation of health and related medical benefits following termination without cause would be provided to Mr. Cowan pursuant to the terms of his employment agreement and the vesting of any unvested shares of restricted stock and stock options, other than the Performance Awards, would be accelerated. Continuation of health and welfare benefits following termination without cause would be provided to Messrs. Broekmate, Muir and Maripuri and Ms. Shannon, under the Company’s severance policy for Executive Officers, with values as set forth opposite each such executive’s name. Ms. Shannon does not receive medical benefits from the Corporation.

Assuming the employment of our Executive Officers other than Mr. Cowan were to be have been terminated without cause on December 31, 2008, the following individuals would be entitled to payments in the amounts set forth opposite their name in the table below:

Name	Cash Severance on Termination Not for Cause	Health and Related Welfare Benefits	Total[1]
Henri Broekmate	$125,000	$6,542	$138,104	[2]
Satish Maripuri	$150,000	$8,481	$158,481	[2]
Donald M. Muir	$300,000	$11,084	$311,084	[3]
Paula Shannon	$125,000	$4,231	$129,231	[2]

(1)	Base salary for six months for each of Mr. Broekmate, Mr. Maripuri and Ms. Shannon, respectively.

(2)	Reflects base salary and health and related welfare benefit continuation for a period of six months in accordance with the Company’s severance policy for executives in effect as of December 31, 2008.

(3)	Reflects base salary and related welfare benefit continuation for a period of twelve months in accordance with Mr. Muir’s Offer Letter.

Potential Benefits upon a Change of Control: Pursuant to the terms of Mr. Cowan’s Amended and Restated Employment Agreement, if his employment is terminated without cause or for good reason within six months prior to or two years following a change of control—a “double trigger”—he would receive a severance payment equal to twice the sum of his annual base salary and variable compensation (determined based on the variable compensation paid for the prior year), plus a pro-rata portion of his variable compensation for the year during which termination occurs, as well as benefit continuation for two years. In addition, all of his outstanding equity would be accelerated in full. Assuming a change of control was to have taken place on December 31, 2008, Mr. Cowan would have been entitled to a cash payment in the amount of $1,746,000, and continuation of health and related welfare benefits for two years with a value of $40,642. The value of Mr. Cowan’s equity awards that would be accelerated upon a change of control on December 31, 2008 would be $695,240, assuming a price per share of $1.25, representing the closing price of Lionbridge common stock on December 31, 2008. Mr. Cowan is also entitled to a partial gross up of any taxes attributable to Section 280G of the Internal Revenue Code. No gross up payment would be due Mr. Cowan assuming a change of control on December 31, 2008. Thus, Mr. Cowan’s total compensation if a change of control of the Company were to have taken place on December 31, 2008 would have been $2,481,882, based on cash severance, the value of benefit continuation, and the value of the acceleration of equity awards.

Under the terms of the 2006 Change of Control Plan, if the employment of any executive other than the Chief Executive Officer is terminated without cause or for good reason within 18 months of a change of control of Lionbridge (a “double trigger”), then the executive officer is entitled to severance benefits as follow: (a) a lump sum cash payment equal to 150% of the executive’s then current base salary and Target Variable Compensation for such year; (b) payment of a pro-rata portion of the executive’s Target Variable Compensation for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 18 months, following the executive’s termination. The Change of Control Plan also provides that, upon a change of control of Lionbridge, (i) 50% of any unvested stock options held by an executive officer shall vest and become immediately exercisable and (ii) the remaining 50% of the unvested stock options held by the Executive Officer will vest and become exercisable on the earlier of six months following the change of control or on the date such executive’s employment is terminated without cause or for good reason.

Assuming a change of control were to have taken place on December 31, 2008, each of the Executive Officers other than Mr. Cowan would have been entitled to the cash payment set forth on the table below, and the value of his or her equity awards that would be accelerated upon the change of control would have been that amount shown on the table below:

Name	Cash Severance on Change of Control	Value of Accelerated Equity	Health and Related Welfare Benefits	Total
Henri Broekmate	$643,000	$137,813	$19,656	$800,969
Satish Maripuri	$772,200	$189,594	$25,443	$987,237
Donald M. Muir	$772,200	$56,250	$16,986	$845,436
Paula Shannon	$643,500	$130,000	$12,693	$786,193

Pension Benefits; Nonqualified Deferred Compensation

Lionbridge does not sponsor any qualified or non-qualified defined benefit plans or maintain any non-qualified defined contributions plans or other deferred compensation plans for employees.

Employee Benefit Plans

Our employees, including our Executive Officers, are entitled to various employee benefits. These benefits include the following: medical, vision and dental care plans; flexible spending accounts for healthcare and dependent care; life and disability insurance; a 401(k) plan; and paid time off.

401(k) Plan

Lionbridge offers all eligible U.S. employees participation in a 401(k) Plan administered by Fidelity. Under the Plan, employees are eligible to receive a matching contribution from Lionbridge for 100% of the employees’ contributions, up to $2,250, each year.

NON-MANAGEMENT DIRECTOR COMPENSATION FOR FISCAL 2008

Under the terms of the Non-Employee Director Compensation Plan, as amended in 2008, upon joining the Board, non-employee directors holding less than 1% of the Company’s Common Stock are granted an option to purchase 20,000 shares of the Company’s Common Stock under Lionbridge’s 2005 Stock Incentive Plan. In addition, the non-employee directors also receive an annual option grant to purchase 10,000 shares of Common Stock under Lionbridge’s 1998 Stock Plan or 2005 Stock Incentive Plan, and an annual retainer payable in cash and through a restricted stock unit (RSU) in the aggregate amount of $50,000. The option grants and the RSU each vest over two years from the date of grant at the rate of 50% on each anniversary of grant date. In addition, directors serving on the Audit Committee receive an annual retainer of $5,000. The chairman of each of the Audit Committee and the Nominating and Compensation Committee receives an annual cash retainer of $15,000 and $10,000, respectively. Effective in 2008, the Lead Director receives an annual retainer of $15,000. Each director is reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee of the Board. Each Director may, at his option, defer all or a portion of his annual cash or equity retainer, and any committee retainer, in the Company’s Deferred Compensation Plan for Independent Directors. Mr. Blechschmidt has elected to defer the equity portion of his retainer until such time as he retires from the Board.

In accordance with this director compensation policy, on May 29, 2008, each of Messrs. Blechschmidt, de Chazal, Goodman, Kavanagh and Sheer received an annual option grant, at an exercise price of $2.43 per share, which was equal to the fair market value of Common Stock on the date of grant.

The following table and notes present the compensation earned by directors in fiscal year 2008.

Director Compensation in Fiscal Year 2008

Name	Year	Fees Earned or Paid in Cash ($)	Option Awards1, [2] ($)	Restricted Stock Unit Awards[3] ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward Blechschmidt	2008	$40,000	$27,673	$25,220	$0	$0	$0	$92,893
	2007	$40,000	$22,301	$12,999	$0	$0	$0	$75,300
	2006	$37,500	$22,468	$0	$0	$0	$0	$59,968
Guy de Chazal	2008	$45,000	$27,673	$25,220	$0	$0	$0	$97,893
	2007	$30,000	$22,285	$12,999	$0	$0	$0	$65,284
	2006	$34,000	$23,049	$0	$0	$0	$0	$57,049
Jeffrey Goodman	2008	$30,000	$43,325	$25,220	$0	$0	$0	$98,545
	2007	$30,000	$28,713	$12,999	$0	$0	$0	$71,712
	2006	$30,000	$25,211	$0	$0	$0	$0	$55,211
Paul Kavanagh	2008	$25,000	$27,673	$25,220	$0	$0	$0	$77,893
	2007	$25,000	$22,071	$12,999	$0	$0	$0	$60,070
	2006	$29,000	$20,871	$0	$0	$0	$0	$49,871
Claude Sheer	2008	$35,000	$27,673	$25,220	$0	$0	$0	$87,893
	2007	$35,000	$22,071	$12,999	$0	$0	$0	$70,070
	2006	$36,000	$20,871	$0	$0	$0	$0	$56,871

FOOTNOTES:

(1)

These options represent the right to purchase shares of Common Stock at a fixed price per share (the fair market value of the shares of Common Stock underlying the options on the date of grant). The amounts included in the “Option Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123R and may include amounts from stock options granted in and prior to 2008. Assumptions used in the calculations of these amounts are included in Note 8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. For information on the valuation assumptions with respect to grants made prior to 2008 refer to Note 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. As of December 31, 2008, each director had the following number of options outstanding: Mr. Blechschmidt: 75,000 options; Mr. de Chazal: 75,000 options; Mr. Goodman: 60,000 options; Mr. Kavanagh: 51,500 options; and Mr. Sheer: 89,834 options.

(2)	On May 29, 2008, each non-management director was granted a stock option to purchase 10,000 shares of the Company’s common stock, at the exercise price of $2.43 per share, which was equal to the fair market value of the Common Stock on the date of grant. This option vests over two years. The grant date fair value of this option award under FAS 123R is $1.25. The assumptions used in the calculation of this amount are included in Note 8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. There can be no assurance that FAS 123R values will ever be realized. For information on the valuation assumptions with respect to grants made prior to 2008 refer to Note 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	The amounts included in the “Restricted Stock Unit Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123R. Assumptions used in the calculations of these amounts are included in Note 8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The restricted stock unit awards represent shares of Common Stock subject to restrictions that lapse on June 29, 2009. Messrs. Blechschmidt, de Chazal, Goodman, Kavanagh and Sheer each received an award of 10,288 restricted stock units on May 29, 2008.

PROPOSAL

AMENDMENT TO THE 2005 STOCK INCENTIVE PLAN

The Lionbridge 2005 Stock Plan (the “Plan”) was adopted by the Board of Directors of the Company in October 2005 and approved by the Company’s stockholders in November 2005. A maximum of 4,000,000 (subject to adjustment in the event of stock splits and other similar events) shares of Common Stock is currently reserved for issuance under the Plan and as of March 2, 2009, only 157,134 shares remain for issuance. In March 2009, the Board of Directors approved and recommends to the stockholders that they approve an amendment to the Plan to increase the aggregate number of shares authorized for issuance under the Plan by 4,500,000 shares and to remove the limitation the number of shares that may be issued in the form of restricted stock or restricted stock units.

When originally approved by the stockholders in 2005, the Company anticipated utilizing the shares over a period of two years. However, the Company has chosen instead to utilize the allocated shares over a period of three years, so as to minimize the dilution to existing shareholders. The burn-rate related to equity grants by the Company over the past three years is 3.85%, well below (approximately 38% below) the industry threshold of 10.12% and we believe, well within RiskMetrics’ guidelines. In addition, we believe that the additional shares requested by the Company in this Proxy Statement are well within the RiskMetrics guidelines for both dilution and shareholder value transfer. During the same period, the Company has repurchased 7% of its outstanding shares through a series of open-market repurchases of its common stock, further reducing dilution. The Company expects that the shares requested through the adoption of the Plan will be sufficient to meet its requirements for equity-based compensation for its key employees through 2011.

The Committee has also recommended removal of the limitation on the number of shares that may be granted in the form of restricted stock and restricted stock units, which is currently limited to 1,500,000 shares to permit the Committee. Removal of this limitation will allow the Committee greater flexibility to design equity compensation awards during periods of great economic volatility. In particular, the Committee may choose to more heavily weight equity grants to restricted stock and restricted stock units during periods of economic uncertainty as a more effective way to motivate and retain key individuals. Moreover, the overall number of shares granted in the form of restricted stock or restricted stock units would generally be less than corresponding stock option grants, resulting in reduced dilution to shareholders. Based on the closing price of the Company’s common stock on March 2, 2009, over 95% of the existing outstanding options are out of the money by a substantial amount and thus, fail to provide the intended incentive and retention effect.

The Plan is utilized by the Company and the Board of Directors to align employee and shareholder interests. Approval of the additional shares for issuance under the Plan will enable the Company to achieve the following objectives:

•

Create shareholder value. The Company believes it can best create shareholder value by rewarding its key employees who act as business owners. The Company believes that providing key employees with an equity stake as part of its overall compensation program can effectively align employee and shareholder interests by motivating and rewarding long-term performance that will enhance shareholder value.

•

Maintain the Company’s competitive position by enabling it to attract, retain, and motivate key employees. Lionbridge believes equity awards are an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees and to unify the employee base in an extremely competitive industry and during a time of economic uncertainty and extreme volatility in the equity markets.

•

Provide a range of various equity compensation, incentive and retention vehicles. The Plan allows for the grant of stock options, restricted stock and restricted stock units, performance-based stock awards or stock appreciation rights, as deemed appropriate by the Nominating and Compensation Committee and management. This will allow the Company to meet its total compensation objectives and be responsive to a changing tax, accounting and corporate governance environment.

In addition, the Plan contains a number of provisions that the Board believes are consistent with the interests of shareholders, sound corporate governance practices and the Company’s equity compensation philosophy:

•	No annual “Evergreen” Provision. The Plan authorizes a fixed number of shares, thereby requiring shareholder approval of any additional authorization of shares.

•

No Discount Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of the Company’s Common Stock on the date the stock option or stock appreciation right is granted.

•	No Stock Option or Stock Appreciation Right Repricings. The Plan prohibits the repricing of stock options and stock appreciation rights without the approval of stockholders.

•

No Reload Rights. Stock options granted under the Plan will not contain provisions entitling participants to automatic grant of additional stock options in connection with the exercise of the original option.

•

Vesting. All equity awards where vesting is based solely on continued employment have minimum vesting requirements of at least one year for stock options and stock appreciation rights and three years for all other awards except in certain limited circumstances.

•

Independent Committee. As it relates to the Company’s employees, the Plan will be governed by a Committee, which consists of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and which meets the directors’ independence criteria of the National Association of Securities Dealers Automated Quotations (NASDAQ).

If the increase in the number of shares authorized for issuance under the Plan is not approved, the Company may be unable to provide suitable long-term equity-based incentive or retention awards to present and future employees. The Company has not at the present time determined who will receive equity awards under the Plan if the additional shares of Common Stock are authorized and approved by the stockholders other than the automatic grants to directors.

The Board of Directors believes that the proposed adoption of the Plan is essential to permit the Company’s management to continue to provide long-term, equity-based incentives to present and future key employees. Moreover, as the Company continues to grow, it will need to attract and retain exceptional employees by providing equity awards competitive with those of companies with which Lionbridge competes for talent.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes approval of the amendment of the Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the amendment of the Plan and the authorization of an additional 4,500,000 shares of Common Stock for issuance thereunder and to remove limits of restricted stock awards that may be issued thereunder.

Description of the Plan

The following is a brief summary of the Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Types of Awards

The Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. The typical vesting period for Options is 25% on the first anniversary of grant date and 12.5% each six month anniversary thereafter. Options may be granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. Options may not be granted for a term in excess of ten years. The Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Director Equity. The Plan provides for the automatic grant of awards to members of the Board of Directors who are not employees of the Company and who do not hold, directly or indirectly, more than 1% of the outstanding shares of Common Stock of the Company (“Non-Employee Directors”). On the commencement of service on the Board, each Non-Employee Director will receive a non-statutory stock option to purchase 20,000 shares of Common Stock, subject to adjustment for changes in capitalization. In addition, on the date of each annual meeting of stockholders (or on June 30 of any year, if an annual meeting of stockholders has not been held by such date), each Non-Employee Director who is both serving as a director immediately before and immediately after such meeting will receive a non-statutory stock option to purchase 10,000 shares of Common Stock, subject to adjustment for changes in capitalization; provided, however, that no Non-Employee Director will be eligible to receive this annual option grant unless such director has served on the Board for at least six months. The Board retains the specific authority to from time to time increase or decrease the number of shares subject to options granted to the Non-Employee Directors under the Plan. Options automatically granted to Non-Employee Directors will (i) have an exercise price equal to the day immediately prior to the closing price on the date of grant, (ii) vest at the rate of 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant, (iii) expire on the earlier of 5 years from the date of grant or 60 days following cessation of service on the Board and (iv) contain such other terms and conditions as the Board determines. In addition, under the terms of the Non-Employee Director Compensation Plan, each Non-Employee Director receives an annual retainer in the amount of $50,000, of which $25,000 is paid in cash and $25,000 is paid in for form of a restricted stock unit issued under the Plan, with a value on the date of grant equal to $25,000 and based on the closing stock price of the Company’s common stock on such date. Notwithstanding the foregoing vesting provisions, (i) no additional vesting will take place after the Non-Employee Director ceases service as a director and (ii) the Board may provide for accelerated vesting in the case of death or disability, or upon a change in control.

Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Restricted Stock Awards may vest no sooner than ratably over three years from the date of grant, except in the case of Performance Awards (which may vest no sooner than one year from date of grant) or for shares issued in lieu of cash bonuses; shares issued as an inducement of employment or upon promotion (provided that no more than 7.5% of the total number of shares authorized under the Plan may be so issued, and provided further that such Awards may vest no sooner than one year from date of grant); or shares issued through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger or other corporate transaction.

Restricted Stock Unit Awards. Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be delivered at the time such units vest pursuant to the terms and conditions established by the Board of Directors. Restricted Stock Unit Awards may vest no sooner than ratably over three years from the date of grant, except in the case of Performance Awards (which may vest no sooner than one year from date of grant) or for shares issued in lieu of cash bonuses; shares issued as an inducement of employment or upon promotion (provided that no more than 7.5% of the total number of shares authorized under the Plan may be so issued, and provided further that such Awards may vest no sooner than one year from date of grant); or shares issued through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger or other corporate transaction.

Other Stock-Based Awards. Under the Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future.

Performance Conditions

The Nominating and Compensation Committee may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award granted to a Participant will vest solely upon the achievement of specific performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings per share, (b) return on average equity with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) achievement of post-acquisition cost reductions and operating synergies, (i) regulatory compliance, (j) improvement of financial ratings, (k) achievement of balance sheet objectives, (l) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs and (vi) fluctuations in foreign currency exchange rates. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the division, function or line of business in which the Participant works and may cover such period as may be specified by the Nominating and Compensation Committee; and (iii) will be set by the Nominating and Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

Individual Limitations on Awards

The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 600,000 per calendar year and the maximum number of shares of Common Stock that may be subject to Awards other than Options and SARs granted under the Plan to any one Participant per calendar year is 300,000. The maximum number of shares of Common Stock that may be subject to a Performance Award that provides for a performance period longer than one calendar year shall be based upon the foregoing annual maximum limits multiplied by the number of full calendar years in the performance period.

Plan Benefits

As of January 1, 2009, approximately 4,500 persons were eligible to receive Awards under the Plan, including the Company’s five executive officers and five eligible Non-Employee Directors. The granting of Awards under the Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group except for non-employee directors who receive automatic grants as described above.

On March 2, 2009, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $1.16. Based solely on that price, the maximum aggregate value of the additional 4,500,000 shares to be added to the Plan is $5,220,000.

Administration

The Plan is administered by the Nominating and Compensation Committee of the Board of Directors, with the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Plan and to interpret the provisions of the Plan.

Subject to any applicable limitations contained in the Plan, the Nominating and Compensation Committee selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Committee is required to make appropriate adjustments in connection with the Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Nominating and Compensation Committee will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Committee determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

The Nominating and Compensation Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the Plan, subject, however, in the case of incentive stock options to any limitations under the Code. Moreover, shares of Common Stock tendered to the Company by a participant to purchase shares of Common Stock upon the exercise of an award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) will not be added back to the number of shares available for future grants of Awards under the Plan.

Amendment or Termination

No Award may be made under the Plan after October 7, 2015 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The Plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or a 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests and shares of Common Stock are transferred to the Participant, the participant will have income on the date of transfer in an amount equal to the fair market value of the stock on the date of transfer less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the date of transfer. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction may be subject to the limitations of Section 162(m) of the Code.

Benefits to Named Executive Officers and Others

Awards of any shares authorized by this amendment, if any, will be made under the 2005 Stock Plan only after it is approved by the stockholders. The number of shares that may be granted to the Company’s chief executive officer, executive officers and non-executive officers under the 2005 Stock Plan is undeterminable at this time as such grants are subject to the discretion of the Nominating and Compensation Committee. Grants to non-employee directors would be made in accordance with the formula set forth in the plan.

The number of shares of stock options, restricted stock and restricted stock units that were granted to the Company’s chief executive officer, all executive officers, all non-employee directors and all other employees (other than executive officers) in 2008 under the Plan are included on the following table:

Lionbridge Technologies, Inc. 2005 Stock Incentive Plan—2008 Grants

	Stock Options		Restricted Stock		Restricted Stock Units
Name and Position	Number	Average Exercise Price ($ per share)	Number	Value ($)[1]	Number	Value ($)
Rory J. Cowan, Chairman, Chief Executive Officer and President	—	—	—	—	—	—
Donald M. Muir, Senior Vice President and Chief Financial Officer	—	—	—	—	—	—
Satish Maripuri, Chief Operating Officer	—	—	20,000	$26,800	—	—
Paula Barbary Shannon, Senior Vice President and Chief Sales Officer	—	—	10,000	$13,400	—	—
Henri Broekmate, Senior Vice President, Global Client Services	—	—	20,000	$26,800	—	—
Executive Group	—	—	50,000		—	—
Non-Executive Director Group	50,000	$2.43	—		51,440	$124,999

Non-Executive Officer Employee Group	17,272	$2.22	78,000	$108,500	20,500	$40,445

(1)	Fair market value on the date of grant

During 2008, all equity compensation granted by Lionbridge was granted in the form of grants of stock options (at fair market value), restricted stock and restricted stock units, under either the Lionbridge 2005 Stock Incentive Plan and the 1998 Stock Plan. The 1998 Stock Plan expired on January 28, 2008. During 2008, 1,246,228 equity awards were granted under the 1998 Stock Plan prior to its expiration, and 267,212 equity awards were granted under the 2005 Stock Incentive Plan, as follows:

Equity Compensation Plan Information as of December 31, 2008

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,717,426	$5.65	157,134

Equity compensation plans not approved by security holders	0	0	0

Total

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee of the Company’s Board of Directors is charged pursuant to its Charter with reviewing, approving and ratifying any related person transaction. The term “related person transaction” refers to any transaction required to be disclosed in the Company’s filings with the SEC pursuant to Item 404 of Regulation S-K (a “Related Person Transaction”). In considering any Related Person Transaction, the Audit Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved (including whether the transaction amount exceeds $120,000), the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with the Company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Audit Committee also considers its fiduciary duties, the Company’s obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any Related Person Transaction. The Audit Committee reports its determination regarding any Related Person Transaction to the full Board of Directors at the next regularly scheduled meeting of the Board of Directors. No potential Related Person Transactions were brought to the Audit Committee for consideration in 2008.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of Messrs. Blechschmidt (Chairman), de Chazal and Goodman, none of whom is an officer or employee of the Company. Each member of the Audit Committee is “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee has adopted a policy requiring that the provision of audit and permitted non-audit services by any outside auditor be approved in advance by the Committee.

The Audit Committee has reviewed the audited financial statements of the Company at December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, and has discussed them with both management and PricewaterhouseCoopers LLP, the Company’s independent auditors. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Codification on Statements on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP that firm’s independence. Based on the above procedures, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Respectfully Submitted by the Audit Committee:

Edward A. Blechschmidt, Chairman

Guy L. de Chazal

Jeffrey H. Goodman

Ratification of Appointment of Independent Auditors

The Audit Committee is responsible for selecting Lionbridge’s independent auditors. The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent auditors for the 2009 fiscal year. Although shareholder approval for this appointment is not required, the Audit Committee and the Board of Directors are submitting the selection of PricewaterhouseCoopers LLP for ratification to obtain the views of shareholders. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain that firm.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in proxy material for Lionbridge’s 2010 Annual Meeting of Stockholders must be submitted to the Secretary of Lionbridge in writing and received at the executive offices of Lionbridge by November 3, 2009. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Lionbridge by-laws.

The Lionbridge by-laws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Lionbridge by-laws, to the Secretary of Lionbridge. To be timely, a stockholder’s notice containing the information required by the Lionbridge by-laws must be delivered to the Secretary at the principal executive offices of Lionbridge at least 90 days, but not more than 120 days, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or 60 days after such anniversary date or if no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, stockholders must give written notice not more than 90 days prior to such annual meeting and not less than the later of 60 days prior to such annual meeting and 10 days after Lionbridge makes the first public announcement of the date of such meeting.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD AND THE COMPANY

Lionbridge stockholders are encouraged to communicate with the Company. The following communication options are available.

If you would like to receive information about Lionbridge, you may use one of the following methods:

1. Lionbridge’s Internet site, located at www.lionbridge.com, contains service and product offerings, news and other information. Lionbridge’s Investor Relations Web site, located at www.investors.lionbridge.com, contains company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and link to Lionbridge’s filings with the Securities and Exchange Commission. An online version of this proxy statement and of Lionbridge’s 2008 Annual Report to Stockholders, as well as all of Lionbridge’s filings with the Securities and Exchange Commission, are available through at http://investors.lionbridge.com.

2. To have information such as Lionbridge’s latest quarterly earnings release, Form 10-K, Form 10-Q or annual report mailed to you, please call Lionbridge Investor Relations at (781) 434-6000, or send an email request to Investor_Relations@lionbridge.com.

If you would like to contact us, please call Lionbridge Investor Relations at (781) 434-6000, send an email request to Investor_Relations@lionbridge.com, or send correspondence to Lionbridge Technologies, Inc., Attn: Investor Relations, 1050 Winter Street, Waltham, MA 02451.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

If you would like to contact the Board of Directors or any specific individual director, please send your correspondence to Lionbridge Technologies, Inc. Board of Directors, Attention: Corporate Secretary, 1050 Winter Street, Waltham, MA 02451.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Nominating and Compensation Committee Report on Executive Compensation,” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP served as Lionbridge’s independent auditor for the years ended December 31, 2008 and 2007, and the Audit Committee has approved its reappointment as auditor for the year ended December 31, 2009.

The Board has not proposed that any formal action be taken at the Annual Meeting with respect to the engagement of PricewaterhouseCoopers LLP as Lionbridge’s independent auditor for the year ended December 31, 2009 because no action is required by the Company’s Second Amended and Restated Certificate of Incorporation, By-Laws or under Delaware law. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and be available to answer questions. They will have the opportunity to make a statement at the Annual Meeting if they desire.

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 2-01 of Regulation S-X promulgated thereunder (“Rule 2-01”), the Audit Committee has pre-approved the engagement of PricewaterhouseCoopers LLP to perform all auditing services for the benefit of the Company, including the performance of any audit required by the Exchange Act and the rules promulgated thereunder.

The Audit Committee has adopted a policy and procedures which set forth the manner in which the Audit Committee will review and approve all services to be provided by PricewaterhouseCoopers LLP before the firm is retained.

Under the provisions of this policy, certain services including annual audit services, audit related services and income tax services are subject to the Audit Committee’s “general” pre-approval on an annual basis in advance of the year during which such services will be rendered. Certain other services, including tax planning services, services related to the preparation of statutory accounts and any other services are subject to specific pre-approval and engagement by the Audit Committee on a case by case basis. The Audit Committee has the discretion to delegate either type of pre-approval authority to its chairperson or other committee members.

Representatives of PricewaterhouseCoopers LLP participated in all meetings of the Audit Committee in 2008 that related to the review of quarterly and annual audited financial results. The Audit Committee pre-approves and reviews audit and non-audit services performed by PricewaterhouseCoopers LLP as well as the fees charged by it for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditors’ independence. All of the fees described below were approved by the Audit Committee in 2008.

Audit Fees: Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audits of Lionbridge’s consolidated financial statements included in our Annual Reports on Form 10-K, reviews of Lionbridge’s consolidated financial statements included in our Quarterly Reports on Form 10-Q, and fees for services performed in connection with statutory and regulatory filings for the years ended December 31, 2008 and 2007 were $2,256,000 and $2,267,000, respectively.

The Audit Committee did not make use of the de minimus exception to pre-approval requirement contained in the Securities and Exchange Commission’s rules. All of the services described in this paragraph were pre-approved by the Audit Committee.

Audit-Related Fees: Total fees for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements for the years ended December 31, 2008 and 2007 were $0 and $0, respectively. The Audit Committee did not make use of the de minimus exception to the pre-approval requirement contained in the Securities and Exchange Commission’s rules. All of the services described in this paragraph were pre-approved by the Audit Committee.

Tax Fees: Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with tax compliance and advisory services for the years ended December 31, 2008 and 2007 were $212,000 and $138,000, respectively. These fees include professional services provided in connection with international tax planning and advisory services. The Audit Committee did not make use of the de minimus exception to the pre-approval requirement contained in the Securities and Exchange Commission’s rules. All of the services described in this paragraph were pre-approved by the Audit Committee.

All Other Fees: There were fees of $2,000 and $2,000 related to an accounting software license for each of the years ended December 31, 2008 and 2007.

The Company’s Audit Committee has determined that the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or e-mail. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company also may be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does so, it will pay such firm’s customary fees and expenses.

The contents of and the sending of this Proxy Statement have been unanimously approved by the Board of Directors of the Company.

APPENDIX A

LIONBRIDGE TECHNOLOGIES, INC.

2005 STOCK INCENTIVE PLAN

AMENDED AND RESTATED

LIONBRIDGE TECHNOLOGIES, INC.

2005 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2005 Stock Incentive Plan (the “Plan”) of Lionbridge Technologies, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a) Plan Administration and Discretionary Authority.

(1) The Plan will be administered by the Nominating and Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan (a “Committee”), which committee shall consist of two or more members of the Board, each of whom is both a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of such term as contained in applicable regulations interpreting section 162(m) of the Code; provided, however, that with respect to the application of the Plan to Awards made to non-employee director of the Company, the term “Committee” means the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or section 162(m) of the Code, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

(2) The Committee shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iii) construe any ambiguous provision of the Plan or any Award Agreement; (iv) prescribe the form of Award Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) determine whether Awards should be granted singly or in combination; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (x) subject to the terms of the Plan, accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xi) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (xii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective permitted transferees, estates, beneficiaries and legal representatives. No director or person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith. In the case of an Award intended to be eligible for the performance-based compensation exemption under section 162(m) of the Code, the Committee shall exercise its discretion consistent with qualifying the Award for such exemption.

(b) Delegation. To the extent permitted by applicable law, the Committee may delegate to one or more directors and/or officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Committee may determine, provided that the Committee shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 8,500,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that independent SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 600,000 per calendar year and the maximum number of shares of Common Stock that may be subject to Awards other than Options and SARs granted under the Plan to any one Participant per calendar year is 300,000. The maximum number of shares of Common Stock that may be subject to a Performance Award that provides for a performance period longer than one calendar year shall be based upon the foregoing annual maximum limits multiplied by the number of full calendar years in the performance period. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5.	Stock Options

(a) General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Lionbridge Technologies, Inc., any of Lionbridge Technologies, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Committee pursuant to Section 11(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Committee shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement provided, however, that the exercise price of such Option shall not be less than 100% than the fair market value of the Common Stock on the date of grant.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement. However, no option will remain exercisable for a period greater than ten years from the date of grant and no option will become exercisable in whole or in part in less than one year unless:

(1) the Option was granted as an inducement to an individual becoming an employee of the Company or in connection with the individual’s promotion to a more senior position within the Company (as determined in the discretion of the Committee); provided, however that no more than 7.5% of the total number of shares authorized under the Plan may be so issued in the aggregate during the term of the Plan; or

(2) the Option was granted in lieu of a previously earned cash award.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Committee shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Committee).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Committee (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Committee in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law including, without limitation, Section 402 of the Sarbanes-Oxley Act and the rules thereunder, and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Committee, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

(h) No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (2) the Committee may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.	Director Awards.

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, and who does not beneficially hold, directly or indirectly, more than 1% of the outstanding shares of the Company’s equity securities, the Company shall grant to such person a Nonstatutory Stock Option to purchase 20,000 shares of Common Stock (subject to adjustment under Section 10).

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company (or on June 30 of any calendar year, if the annual meeting of stockholders has not occurred by such date), the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries and who does not beneficially hold, directly or indirectly, more than 1% of the outstanding shares of the Company’s equity securities, a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock (subject to adjustment under Section 10); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) until such director has served on the Board for at least six months.

(c) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on The Nasdaq Stock Market or the national securities exchange on which the Common Stock is then traded on the trading date immediately prior to the date of grant (and if the Common Stock is not then traded on The Nasdaq Stock Market or a national securities exchange, the fair market value of the Common Stock on such date as determined by the Committee), (ii) vest in at the rate of 50% on each of the first and second anniversaries of the date of grant, provided that the individual is serving on the Committee on such date (or in the case of an option granted under Section 6(b), if earlier, on the date which is one business day prior to date of the Company’s next annual meeting), provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Committee may provide for accelerated vesting in the case of death or disability, (iii) expire on the earlier of 5 years from the date of grant or 60 days following cessation of service on the Committee and (iv) contain such other terms and conditions as the Committee shall determine.

(d) Committee Discretion. The Committee retains the specific authority to from time to time increase or decrease the number of shares subject to options granted under this Section 6 or to grant other award forms as permitted under the Plan, subject to the provisions, subject to the provisions of Section 4(b)(3).

7.	Stock Appreciation Rights.

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Committee) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. No SAR will become exercisable in whole or in part in less than one year. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Committee in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Committee in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify in the SAR Award.

(c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee, together with any other documents required by the Committee.

8.	Restricted Stock; Restricted Stock Units.

(a) General. The Committee may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award. Instead of granting Awards for Restricted Stock, the Committee may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions. The Committee shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Limitations on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33-1/3% vested prior to the second anniversary of the date of grant, and no more than 66-2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection (c)(1) shall not apply to (A) Awards granted pursuant to Section 11(i), (B) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, (C) Awards granted as an inducement to employment with the Company or in connection with an individual’s promotion to a more senior position within the Company (as determined in the discretion of the Committee), provided, however that no more than 7.5% of the total number of shares authorized under the Plan may be so issued in the aggregate during the term of the Plan, or (D) Awards granted in lieu of a previously earned cash award.

(2) Notwithstanding any other provision of this Plan, the Committee may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Committee may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(d) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

9.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

10.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Committee.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Committee shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Committee determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Committee) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Committee may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

11.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Committee may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Committee Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

(d) Termination of Status. The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Committee may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Section 5, The Committee may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Conditions.

(1) This Section 11(i) shall be administered by a Committee approved by the Committee, all of the members of which are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant, that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 11(i) is applicable to such Award.

(3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 11(i), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) achievement of post-acquisition cost reductions and operating synergies, (i) regulatory compliance, (j) improvement of financial ratings, (k) achievement of balance sheet objectives, (l) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs and (vi) fluctuations in foreign currency exchange rates. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 11(i), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 11(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

12.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Committee, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Committee or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time; provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Committee may not effect such modification or amendment without such approval.

(e) Provisions for Foreign Participants. The Committee may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

LIONBRIDGE TECHNOLOGIES, INC. 1050 WINTER STREET SUITE 2300 WALTHAM, MA 02451

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DETACH AND RETURN THIS PORTION ONLY
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LIONBRIDGE TECHNOLOGIES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	To elect two members of the Board of Directors for a three-year term as Class I Directors consisting of the foregoing nominees.	☐	☐	☐

Nominees:
01) Claude Sheer
02) Steven R. Fisher

Vote On Proposals						For	Against	Abstain

2.

To approve an amendment to the Lionbridge 2005 Stock Incentive Plan to increase the aggregate number of shares of Common Stock that may be issued pursuant to the Plan to 8,500,000 shares from 4,000,000 shares, an increase of 4,500,000 shares and to remove the limitation on the number of shares that may be granted in the form of Restricted Stock or Restricted Stock Unit Awards.

						☐	☐	☐

3.	Ratify the appointment of PricewaterhouseCoopers LLP as Lionbridge's independent auditors for the fiscal year ending December 31, 2009.					☐	☐	☐

The Lionbridge Board of Directors recommends that you vote FOR each of the proposals.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated.		Yes	No	☐

Please indicate if you plan to attend this meeting.		☐	☐

        The signature on this proxy should correspond exactly with stockholder's name as printed hereon. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signature is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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LIONB2

PROXY

Lionbridge Technologies, Inc.

1050 Winter Street

Waltham, Massachusetts 02451

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, MAY 1, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints Rory J. Cowan, Donald M. Muir and Margaret A. Shukur, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Lionbridge Technologies, Inc., a Delaware corporation ("Lionbridge"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Lionbridge to be held on Friday, May 1, 2009, at 9:00 A.M. (Eastern Standard Time) at 1050 Winter Street, Suite 2300, Waltham, Massachusetts 02451 (the "Annual Meeting").

            In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) [Continued and to be dated and signed on reverse side]

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